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                                                                    Exhibit 21.1

                        SUBSIDIARIES OF THE REGISTRANT
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                                                    Jurisdiction of
                  Name                              Incorporation       % Stock
                  ----                              ---------------     -------
Astral International Corporation                    Mississippi          100.00
Castillo Informatica, S.A.                          Spain                100.00
Computer Options, Inc.                              Delaware             100.00
Knight Enterprises, Inc.                            Texas                100.00
Noftek N.W., Inc.                                   Oregon               100.00
Priority Systems, Inc.                              Texas                100.00
Sovata Beheer BV                                    Netherlands          100.00
SSA Acclaim Limited                                 United Kingdom       100.00
SSA Benelux B.V.                                    Netherlands          100.00
SSA Canada Corporation                              Canada               100.00
System Software Associates Caribbean, Inc.          Delaware             100.00
SSA Colombia S.A.                                   Colombia             100.00
SSA Hong Kong Ltd.                                  Hong Kong            100.00
SSA Itallia S.p.A.                                  Italy                100.00
System Software Japan Corp.                         Delaware             100.00
SSA Korea Ltd.                                      Korea                100.00
SSA Nordic AB                                       Sweden               100.00
SSA North Central                                   Minnesota            100.00
SSA Pacific (New Zealand) Ltd.                      New Zealand          100.00
System Software Services Pty. Ltd.                  Australia            100.00
System Software Pacific Rim Corporation             Delaware             100.00
SSA Software (Malaysia) SDN.BHD.                    Malaysia             100.00
SSA Softwright Limited                              England              100.00
SSA GmbH                                            Germany              100.00
System Software Associates Do Brasil Ltda.          Brazil               100.00
SSA (Beijing) Co. Ltd.                              China                100.00
System Software Associates (Japan) LLC              Delaware             100.00
System Software Associates AG, Basel                Switzerland          100.00
System Software Associates Asia Pacific Pte. Ltd.   Singapore            100.00
SSA Iberica S.A.                                    Spain                100.00
SSA de Mexico, S.A. de C.V.                         Mexico               100.00
System Software Associates Limited                  England              100.00
SSA France S.A.                                     France               100.00
System Software Associates (FSC), Inc.              U.S. Virgin Islands  100.00
Wallop Investments (Proprietary) Limited            South Africa         100.00
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